UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 23, 2007


                              RIVERVIEW BANCORP, INC.
            (Exact name of registrant as specified in its charter)

        Washington                    0-22957                  91-1838969
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington         98660
         (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number (including area code): (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On January 23, 2007, Riverview Bancorp, Inc. issued its earnings release for the quarter ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

     (c)    Exhibits

     99.1   News Release of Riverview Bancorp, Inc. dated January 23, 2007.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   RIVERVIEW BANCORP, INC.



DATE: January 23, 2007             By: /s/Patrick Sheaffer
                                      -------------------------------------
                                      Patrick Sheaffer
                                      Chairman and Chief Executive Officer
                                      (Principal Executive Officer)

                                  Exhibit 99.1

                      News Release Dated January 23, 2007

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

==============================================================================

         RIVERVIEW BANCORP THIRD QUARTER PROFITS INCREASE 18% TO $3.2
         ------------------------------------------------------------
            MILLION, LOANS INCREASE 16% AND DEPOSITS INCREASE 10%
            -----------------------------------------------------

Vancouver, WA - January 23, 2007 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported that loan and deposit growth coupled with a continued focus on operating efficiencies contributed to record profits for the third fiscal quarter of 2007. Net income for the third fiscal quarter increased 18% to $3.2 million, or $0.28 per diluted share, compared to $2.7 million, or $0.24 per diluted share, in the third fiscal quarter a year ago. For the first nine months of fiscal 2007, net income increased 24% to $8.8 million, or $0.77 per diluted share, compared to $7.1 million, or $0.63 per diluted share, in the first nine months a year ago. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

"We have generated both top and bottom line improvements, with revenues increasing 10%, loans expanding 16% and net income improving 18% from year ago levels," said Pat Sheaffer, Chairman and CEO. "We are achieving our profit goals by delivering excellent customer service while maintaining solid asset quality. The exceptional growth throughout the Southwest Washington and greater Portland metropolitan area, which is led by manufacturing, technology and service industries, is fueling our balance sheet growth and has helped generate our double-digit profit growth."

Third Quarter Financial Highlights (at or for periods ended December 31, 2006, compared to December 31, 2005)
     *  Net income increased 18% to $3.2 million.
     *  Net interest income increased 9% to $9.3 million.
     *  Revenues advanced 10% to $11.7 million.
     *  Net interest margin was 4.89%.
     *  Efficiency ratio improved to 55.09%.
     *  Total assets increased 13% to $836 million.
     *  Loans increased 16% to $697 million.
     * Riverview Asset Management Corp. assets under management increased 31% to $288 million.
     *  Asset management fees increased 33% to $504,000.

Operating Results
For the first nine months of fiscal 2007, net interest margin improved seven basis points to 5.03% compared to 4.96% for the same period a year ago. The net interest margin compressed to 4.89% for the third fiscal quarter, compared to 5.23% in the third fiscal quarter a year ago, and 4.97% in the prior linked quarter. "Our margin compression for the quarter primarily resulted from an increase in funding costs, which outpaced the increased yield on interest earning assets," said Ron Wysaske, President and COO. "The flat or inverted yield curve remains a challenge for us as well as the entire banking industry."

Revenues (net interest income before the provision for loan losses plus non-interest income) increased 10% to $11.7 million for the quarter compared to $10.7 million in the same quarter a year ago. Net interest income before the provision for loan losses increased 9% to $9.3 million in the third quarter of fiscal 2007 compared to $8.5 million in the third quarter a year ago. Non-interest income increased 12% to $2.4 million in the third fiscal quarter of 2007 compared to $2.1 million in the prior year's third quarter. The increase in non-interest income was largely due to gains in fees and service charges along with the 33% year over year growth in asset management fees from the trust company. Fee income from Riverview Asset Management Corp. increased to $504,000 in the third quarter of fiscal 2007 compared to $378,000 in the third quarter a year ago.



                                     (more)

Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 2

For the first nine months of fiscal 2007 revenues increased 12% to $34.3 million compared to $30.5 million in the nine-month period a year ago. Year-to-date, net interest income before the provision for loan losses increased 16% to $27.5 million compared to $23.7 million in the same period a year ago. Non-interest income was $6.8 million in the first nine months of fiscal 2007, even with the first nine months in fiscal 2006. Fee income for Riverview Asset Management Corp. increased 29% to $1.4 million in the nine-month period ended December 31, 2006 compared to $1.1 million in the nine- month period ended a year ago.

Non-interest expense was $6.4 million in the third quarter compared to $6.1 million in the same quarter a year ago. For the first nine months of the fiscal year, non-interest expense was $19.5 million compared to $18.5 million in the like period a year ago. The efficiency ratio improved 244 basis points to 55.1% for the quarter, compared to 57.5% in the same quarter a year ago. For the first nine months of the fiscal year, the efficiency ratio improved 368 basis points to 56.9%, compared to 60.6% in the like period a year ago. "Two factors figure into our improved efficiency. First, growing into our capacity, such as our success in Oregon has helped. Secondly, our growth in revenues due primarily to loan growth has spread our costs over a larger revenue base," said Wysaske.

Balance Sheet Growth
Net loans increased 16% to $697 million at December 31, 2006, compared to $600 million a year ago. Commercial real estate loans account for 51% of the total loan portfolio while permanent one-to-four family loans represent just 5% of the total loan portfolio. "Portfolio growth for the quarter slowed to a 4% annual growth-rate. We had some larger credits pay off just at quarter end. Our goal is to continue to keep our loan portfolio well diversified while maintaining excellent credit quality," said Sheaffer.

"We recently opened Riverview's third Portland area full service branch at 10401 NE Halsey Street Portland, Oregon. In this location a team of six commercial lenders that moved from our Downtown Portland location will serve our east Portland and Vancouver customers," Sheaffer said.

Total assets increased 13% to $836 million at December 31, 2006, compared to $739 million a year ago. Total deposits grew 10% to $651 million, compared to $592 million at December 31, 2005. "Growing core deposits (core excludes all certificates of deposit) is a key component to our long term strategy. Core deposits now account for 68% of our total deposits," noted Wysaske. "Non-interest checking balances represent 14% of total deposits and interest checking balances represent 22% of total deposits."

Shareholders' equity increased 8% to $98.0 million, compared to $90.9 million at the end of the third fiscal quarter a year ago. Book value per share improved to $8.44 at December 31, 2006, compared to $7.82 a year earlier, and tangible book value per share was $6.14 at quarter-end, compared to $5.46 at quarter-end a year earlier.

Credit Quality and Performance Measures
Credit quality remained strong, with non-performing assets at 0.15% of total assets at December 31, 2006, compared to 0.20% of total assets at September 30, 2006 and 0.11% of total assets at December 31, 2005. The allowance for loan losses, including unfunded loan commitments of $355,000, was $9.0 million, or 1.27% of net loans at quarter-end, compared to $7.4 million, or 1.22% of net loans, a year ago.

Riverview's fiscal third quarter 2007 return on average assets improved to 1.53%, compared to 1.50% for fiscal third quarter 2006 and return on average equity improved to 13.0% for the quarter, compared to 11.9% for the same period last year. For the first nine months of fiscal 2007, return on average assets improved to 1.45% compared to 1.34% in the same period a year earlier, and return on average equity improved to 12.15% compared to 10.78% in the same period a year earlier.

                                      (more)

Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 3

Conference Call
The management team of Riverview Bancorp will host a conference call on Wednesday, January 24, at 8:00 a.m. PST, to discuss third quarter results. The conference call can be accessed live by telephone at 303-262-2140. To listen to the call online go to the "About Riverview" page of Riverview's website at www.riverviewbank.com.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $836 million, it is the parent company of the 83 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

                                (tables follow)

Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 4
RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
December 31, 2006, March 31, 2006 and December 31, 2005

(In thousands, except share data)       December 31,  March 31,  December 31,
(Unaudited)                                    2006       2006          2005
------------------------------------------------------------------------------
ASSETS

Cash (including interest-earning accounts
 of $6,197, $7,786 and $8,338)             $ 30,396    $ 31,346    $ 34,451
Loans held for sale                               -          65           -
Investment securities available for sale,
 at fair value (amortized cost of $20,650,
 $24,139 and $24,124)                        20,648      24,022      24,011
Mortgage-backed securities held to
 maturity, at amortized cost (fair value
 of $1,356, $1,830 and $2,013)                1,347       1,805       1,991
Mortgage-backed securities available for
 sale, at fair value (amortized cost of
 $7,141, $8,436 and $9,044)                   6,977       8,134       8,791
Loans receivable (net of allowance for
 loan losses of $8,628 $7,221 and $7,050)   697,271     623,016     599,634
Prepaid expenses and other assets             2,105       2,210       2,103
Accrued interest receivable                   4,131       3,058       3,324
Federal Home Loan Bank stock, at cost         7,350       7,350       7,350
Premises and equipment, net                  21,547      19,127      14,648
Deferred income taxes, net                    3,685       3,771       2,450
Mortgage servicing intangible, net              374         384         403
Goodwill                                     25,572      25,572      26,058
Core deposit intangible, net                    755         895         948
Bank owned life insurance                    13,482      13,092      12,968
                                           --------    --------    --------
TOTAL ASSETS                               $835,640    $763,847    $739,130
                                           ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                           $651,197    $606,964    $592,208
Accrued expenses and other liabilities        9,781       8,768       8,559
Advance payments by borrowers for taxes
 and insurance                                  123         358         146
Federal Home Loan Bank advances              66,600      46,100      40,071
Junior subordinated debenture                 7,217       7,217       7,217
Capital Lease Obligation                      2,729       2,753           -
                                           --------    --------    --------
Total liabilities                           737,647     672,160     648,201

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value;
 250,000 authorized, issued and
 outstanding, none                                -           -           -
Common stock, $.01 par value; 50,000,000
 authorized,
 December 31, 2006 - 11,612,219
  issued, 11,612,219 outstanding;               116          57          58
 March 31, 2006 - 11,545,380 issued,
  11,545,372 outstanding
 December 31, 2005 - 11,623,880 issued,
  11,623,872 outstanding;
Additional paid-in capital                   57,888      57,316      58,225
Retained earnings                            41,232      35,776      34,125
Unearned shares issued to employee stock
 ownership trust                             (1,134)     (1,186)     (1,237)
Accumulated other comprehensive loss           (109)       (276)       (242)
                                           --------    --------    --------
Total shareholders' equity                   97,993      91,687      90,929
                                           --------    --------    --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $835,640    $763,847    $739,130
                                           ========    ========    ========

                                    (more)

Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 5
RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for
 the Three and Nine Months Ended        Three Months          Nine Months
 December 31, 2006 and 2005                Ended                 Ended
(In thousands, except share data)       December 31,          December 31,
 (Unaudited)                          2006       2005       2006       2005
------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans
 receivable                       $15,617     $11,783     $44,220      $32,390
Interest on investment securities-
 taxable                              217         211         659          592
Interest on investment securities-
 non taxable                           41          42         125          128
Interest on mortgage-backed
 securities                           102         128         325          411
Other interest and dividends          101         126         249          630
                                  -------------------     --------------------
  Total interest income            16,078      12,290      45,578       34,151
                                  -------------------     --------------------

INTEREST EXPENSE:
Interest on deposits                5,548       3,290      14,678        8,820
Interest on borrowings              1,212         457       3,442        1,595
                                  -------------------     --------------------
  Total interest expense            6,760       3,747      18,120       10,415
                                  -------------------     --------------------
  Net interest income               9,318       8,543      27,458       23,736
  Less provision for loan losses      375         400       1,325        1,300
                                  -------------------     --------------------

 Net interest income after
  provision for loan losses         8,943       8,143      26,133       22,436
                                  -------------------     --------------------

NON-INTEREST INCOME:
 Fees and service charges           1,535       1,460       4,315        4,544
 Asset management fees                504         378       1,395        1,084
 Gain on sale of loans held for
  sale                                150          81         333          284
 Gain on sale of real estate owned      -           -           -           21
 Loan servicing income                 44          49         125           68
 Gain on sale of land and fixed
  assets                                -           2           -            2
 Gain on sale of credit card
  portfolio                             -           7         133          311
 Bank owned life insurance income     133         119         390          361
 Other                                 44          47         125          137
                                  -------------------     --------------------
  Total non-interest income         2,410       2,143       6,816        6,812
                                  -------------------     --------------------

NON-INTEREST EXPENSE:
Salaries and employee benefits      3,688       3,681      11,055       10,521
Occupancy and depreciation          1,185         954       3,394        2,640
Data processing                       220         335         777        1,073
Amortization of core deposit
 intangible                            44          53         140          157
Advertising and marketing expense     269         160         927          697
FDIC insurance premium                 18          19          55           51
State and local taxes                 166         136         454          419
Telecommunications                    115         117         328          279
Professional fees                     199         248         575        1,000
Other                                 557         445       1,797        1,668
                                  -------------------     --------------------
Total non-interest expense          6,461       6,148      19,502       18,505
                                  -------------------     --------------------

INCOME BEFORE INCOME TAXES          4,892       4,138      13,447       10,743
PROVISION FOR INCOME TAXES          1,654       1,390       4,605        3,612
                                  -------------------     --------------------
NET INCOME                        $ 3,238     $ 2,748     $ 8,842      $ 7,131
                                  ===================     ====================

Earnings per common share:
Basic                             $  0.29     $  0.24     $  0.78      $  0.64
Diluted                           $  0.28     $  0.24     $  0.77      $  0.63
Weighted average number of shares
 outstanding:
Basic                          11,313,623  11,322,648  11,291,175   11,179,640
Diluted                        11,522,519  11,462,945  11,478,306   11,314,024

                                     (more)

Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 6


                                At or for the nine months   At or for the Year
                                months ended December 31,     ended March 31,
                                    2006        2005               2006
                                   ------      ------             ------
                                  (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------
Average interest earning assets   $726,909    $637,599           $645,084
Average interest-bearing
 liabilities                       609,037     525,156            532,521
Net average earning assets         117,872     112,443            112,563
Non-performing assets                1,276         782                415
Non-performing loans                 1,276         782                415
Allowance for loan losses            8,628       7,050              7,221
Allowance for loan losses and
 unfunded loan commitments           8,983       7,402              7,583
Average interest-earning assets
 to average interest-bearing
 liabilities                        119.35%     121.41%            121.14%
Allowance for loan losses to
 non-performing loans               676.18%     901.53%           1740.00%
Allowance for loan losses to net
 loans                                1.22%       1.16%              1.15%
Allowance for loan losses and
 unfunded loan commitments to
 net loans                            1.27%       1.22%              1.20%
Non-performing loans to total
 net loans                            0.18%       0.13%              0.07%
Non-performing assets to total
 assets                               0.15%       0.11%              0.05%
Shareholders' equity to assets       11.73%      12.30%             12.00%
Number of banking facilities            19          17                 18


                                        At nine months ended         At six months       At the year
                                         ended December 31,        ended September 30,  ended March 31,
LOAN DATA                              2006              2005             2006               2006
---------                            -------           -------          -------            -------
Residential:
 One-to-four family                   $33,416    4.7%  $32,350    5.3%  $34,552    4.9%    $32,488    5.1%
 Multi-family                           3,147    0.4%    2,132    0.3%    3,219    0.5%      2,157    0.3%
Construction:
 One-to-four family                    91,245   12.9%   41,578    6.8%   91,051   12.9%     81,572   12.9%
 Commercial real estate                49,750    7.0%   71,546   11.7%   51,510    7.3%     47,079    7.4%
Commercial                             72,220   10.2%   62,221   10.2%   66,008    9.4%     59,834    9.4%
Consumer:
 Secured                               32,153    4.5%   29,915    4.9%   31,484    4.5%     29,781    4.7%
 Unsecured                              1,118    0.2%    1,617    0.3%    1,141    0.2%      1,415    0.2%
Land                                   62,207    8.8%   50,276    8.2%   62,989    9.0%     49,558    7.8%
Commercial real estate                364,623   51.3%  319,250   52.3%  361,244   51.3%    330,705   52.2%
                                     --------------------------------------------------------------------
                                      709,879  100.0%  610,885  100.0%  703,198  100.0%    634,589  100.0%

Less:
 Deferred loan fees                     3,980            4,201            4,285              4,352
 Allowance for loan losses              8,628            7,050            8,263              7,221
                                     -------------------------------------------------------------
 Loans receivable, net               $697,271         $599,634         $690,650           $623,016
                                     =============================================================
DEPOSIT DATA
------------
Interest Checking                    $145,347   22.3% $136,218   23.0% $153,631   24.0%   $129,457   21.3%
Regular Savings                        29,491    4.5%   40,187    6.8%   32,896    5.1%     38,344    6.3%
Money Market Deposit Accounts         179,010   27.5%  125,668   21.2%  145,612   22.8%    137,451   22.7%
Non-Interest Checking                  88,244   13.6%   91,514   15.5%  101,852   15.9%     94,592   15.6%
Certificates of Deposit               209,105   32.1%  198,621   33.5%  206,413   32.2%    207,120   34.1%
                                     --------------------------------------------------------------------
Total Deposits                       $651,197  100.0% $592,208  100.0% $640,404  100.0%   $606,964  100.0%
                                     --------------------------------------------------------------------

                                                  (more)


Riverview Bancorp, Inc. Third Quarter Earnings
January 23, 2007
Page 7

                                   At or for the three    At or for the nine
                                       months ended          months ended
                                        December 31,          December 31,
SELECTED OPERATING DATA              2006        2005       2006        2005
-----------------------             ------      ------     ------      ------
                                    (Dollars in thousands, except share data)
Efficiency ratio (4)                55.09%      57.53%      56.90%      60.58%
Efficiency ratio net of intangible
 amortization                       54.52%      56.82%      56.29%      59.75%
Coverage ratio (6)                 144.22%     138.96%     140.80%     128.27%
Coverage ratio net of intangible
 amortization                      145.21%     140.16%     141.81%     129.37%
Return on average assets (1)         1.53%       1.50%       1.45%       1.34%
Return on average equity (1)        13.00%      11.90%      12.15%      10.78%
Average rate earned on interest-
 earned assets                       8.43%       7.51%       8.33%       7.13%
Average rate paid on interest-
 bearing liabilities                 4.18%       2.80%       3.95%       2.63%
Spread (7)                           4.25%       4.71%       4.38%       4.50%
Net interest margin                  4.89%       5.23%       5.03%       4.96%

PER SHARE DATA
--------------
Basic earnings per share (2)      $  0.29     $  0.24     $  0.78     $  0.64
Diluted earnings per share (3)       0.28        0.24        0.77        0.63
Book value per share (5)             8.44        7.82        8.44        7.82
Tangible book value per share (5)    6.14        5.46        6.14        5.46
Market price per share:
 High for the period              $15.720     $11.965     $15.720     $11.970
 Low for the period                13.470      10.380      12.140      10.170
 Close for period end              15.200      11.660      15.200      11.660
Cash dividends declared per share   0.100       0.085       0.295       0.255

Average number of shares
 outstanding:
 Basic (2)                     11,313,623  11,322,648  11,291,175  11,179,640
 Diluted (3)                   11,522,519  11,462,945  11,478,306  11,314,024

(1)  Amounts are annualized.
(2)  Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income and non-interest income.
(5)  Amounts calculated include ESOP shares not committed to be released.
(6)  Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.